SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2008
(Date of earliest event reported)

HARRINGTON WEST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50066	48-1175170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Alamo Pintado Road, Solvang, California	93463
(Address of principal executive offices)	(Zip Code)

(805) 688-6644
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents
Item 5.02(b).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.	Financial Statements and Exhibits.

SIGNATURE

EXHIBIT 99.1

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)	On August 11, 2008, Harrington West Financial Group, Inc. (HWFG), the holding company for Los Padres Bank, FSB (LPB) and its division Harrington Bank, announced that Dr. Douglas T. Breeden, age 58, had notified the Harrington West Financial Group, Inc. (HWFG) Board of Directors of his intention to resign from both the LPB and HWFG Boards of Directors, effective immediately. Dr. Breeden indicated that the demands for his time as Executive Chairman of Community First Financial Group, Inc. and for his new research appointments at the University of Chicago and the London Business School would limit his availability for HWFG matters in the coming year. Dr. Breeden will be a Visiting Scholar at the University of Chicago in the Fall of 2008 and at the London Business School in the Spring of 2009. The Boards of HWFG and LPB have reluctantly accepted his resignation.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1 Press Release Dated August 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARRINGTON WEST FINANCIAL GROUP, INC.

		By:	/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Date:	August 11, 2008

Exhibit Index:

99.1	Press Release Dated August 11, 2008